EXHIBIT 5.1

[Letter head of Skadden, Arps, Slate, Meagher & Flom (UK) LLP]

3 August 2021

Atlantica Sustainable Infrastructure plc
Great West House
GW1, 17th floor
Great West Road
Brentford TW8 9DF
United Kingdom

Dear Sirs,

Atlantica Sustainable Infrastructure plc – Registration Statement on Form F-3

1.
We have acted as special English legal advisers for Atlantica Sustainable Infrastructure plc, a public company with limited liability incorporated under the laws of England and Wales (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), to be filed by the Company on the date of this opinion with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of (i) ordinary shares in the capital of the Company with nominal value of US$0.10 per share (the “Ordinary Shares”); (ii) debt securities (the “Debt Securities”) of the Company, which may be issued pursuant to one or more indentures proposed to be entered into by the Company and such trustee relating to the Debt Securities as shall be named therein (each, an “Indenture”), (iii) warrants to purchase Ordinary Shares, Debt Securities or other securities of the Company, which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (the “Warrants”), and (iv) such indeterminate number of Ordinary Shares or amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities or Warrants, including such Ordinary Shares as may be issued pursuant to anti-dilution adjustments determined at the time of the offering (collectively, “Indeterminate Securities” and, together with the Ordinary Shares, the Debt Securities and the Warrants, the “Securities”).

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP, A LIMITED LIABILITY PARTNERSHIP REGISTERED UNDER THE LAWS OF THE
STATE OF DELAWARE, IS AUTHORISED AND REGULATED BY THE SOLICITORS REGULATION AUTHORITY UNDER REFERENCE NUMBER 80014.

A LIST OF THE FIRM’S PARTNERS IS OPEN TO INSPECTION AT THE ABOVE ADDRESS.

2.
Following the date of this letter and prior to or concurrently with the issuance of the relevant Securities, the Company will approve and enter into (i) an underwriting agreement, (ii) an Indenture, (iii) a note certificate, and/or (iv) a Warrant Agreement as applicable to the Securities being issued (each, a “Transaction Document” and, together, the “Transaction Documents”), on the terms and conditions of the form of the relevant Transaction Document to be exhibited to an amendment to the Registration Statement or filed on a Form 6-K prior to or concurrently with the issuance of the relevant Securities. The governing law of the Transaction Documents is expected to be the laws of the State of New York.

3.	This opinion is delivered to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

4.	For the purposes of giving this opinion, we have examined the following documents:

(a)	a copy of the Registration Statement;

(b)	an executed copy of a certificate signed by the Secretary of the Company dated the date of this opinion and the documents attached thereto (the “Certificate”);

(c)
a copy of the original certificate of incorporation, certificate of incorporation on change of name and the certificate of re-registration as a public company of  the Company, in the form attached to the Certificate;

(d)
a copy of the memorandum and articles of association of the Company adopted on 13 June 2014 as amended on 8 May 2015, 11 May 2016 and 11 May 2018, in the form attached to the Certificate (the “Articles”);

(e)	a copy of the minutes of a meeting of the Board of Directors of the Company held on 30 July 2021, in the form attached to the Certificate; and

(f)	a copy of the resolutions of the shareholders of the Company dated 4 May 2021, in the form attached to the Certificate,

(together, the “Documents”) and such other documents and made such searches and considered such facts as we consider appropriate for the purpose of this opinion. We express an opinion in respect of the Company and the issue of any Securities only as expressly specified in this opinion. We express no opinion as to any agreement, instrument or document other than the Documents and then only as expressly specified in this letter.

5.
This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law in force on the date of this opinion. Accordingly, we express no opinion with regard to any other system of law. In particular, we express no opinion as to whether English law is consistent with the laws of the European Union, to the extent relevant on the date of this opinion. To the extent that the laws of any other jurisdiction (or the laws of the European Union) may be relevant, we express no opinion as to such laws, we have made no investigation thereof, and our opinion is subject to the effect of such laws. It should be understood that we have not been responsible for investigating or verifying the accuracy of any facts or the reasonableness of any statement of opinion or intention contained in or relevant to any Document.

Assumptions

6.	In considering the Documents and for the purpose of rendering this opinion we have with your consent assumed without investigation or verification:

(a)
the genuineness of all signatures (including electronic signatures) on, and the authenticity and completeness of, all documents submitted to us, the conformity to original documents of all documents submitted to us as certified, electronic, photostatic or facsimile copies and the authenticity of the originals of such latter documents;

(b)	that there is no agreement or arrangement which modifies, supersedes or is inconsistent with any Document;

(c)	that each of the statements contained in the Certificate is true and correct as at the date of this opinion;

(d)	the minutes and resolutions referred to in paragraphs 4(e) and 4(f) were validly passed and remain in full force and effect without modification;

(e)	that, at the time of the issuance and delivery of any Securities (the “Issue Date”):

(i)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;

(ii)
the Company is duly incorporated and validly existing and will have all corporate and other power and capacity to enter into and perform all of its obligations under, and will have taken all requisite action to execute and deliver, the relevant Transaction Documents and to issue and deliver the relevant Securities;

(iii)
the Company has not been deemed unable to and will not become, as a result of issuing the relevant Securities or entering into and performing its obligations under the relevant Transaction Documents, unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986;

(iv)
the Company has complied with all applicable laws to execute and deliver the relevant Transaction Documents and allot and issue the relevant Securities and has duly authorised the allotment and issue of the relevant Securities and entry into and delivery of the relevant Transaction Documents;

(v)
the performance of the provisions of the relevant Transaction Documents that either fall to be performed outside England or that are impacted by applicable local law, is not contrary to applicable local law and there is no local legal requirement that the performance of such obligations needs to be governed by local law;

(vi)
the directors of the Company will be duly authorised pursuant to the Articles as in force on the Issue Date, the Companies Act 2006 and any relevant authority given by the members of the Company in a general meeting to allot and issue the relevant Security to be issued pursuant to the relevant Transaction Documents;

(vii)
all consents, approvals, notices, filings, recordations, licences, orders, authorisations, publications and registrations and other similar formalities which are necessary under any applicable laws or regulations in order to permit the execution and delivery of the relevant Transaction Documents and the issue and offering of the relevant Securities will have been duly made or obtained (or will be duly made or obtained within the period permitted by such laws or regulations);

(viii)
the terms of the relevant Securities and Transaction Documents have been duly established in conformity with the Registration Statement (as amended or supplemented as applicable in respect of the relevant Security to be issued), so as not to violate the Companies Act 2006, the Articles, any applicable law, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or regulatory body having jurisdiction over the Company;

(ix)
that any limit on borrowings (or similar limits) to which the Company is subject has not been exceeded, and that the execution and delivery of the relevant Transaction Documents and the issue of the relevant Securities will not cause any such limit on borrowings (or similar limits) to be exceeded;

(x)
the Securities will be issued and the Transaction Documents will be entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto; that the Transaction Documents will not be entered into and the Securities will not be issued or delivered as a result of misrepresentation, mistake, duress or unlawful activity; and that there has been no fraud nor will there be any fraud inducing any party to enter into the Transaction Documents on the terms set out therein or to issue or deliver the relevant Securities;

(xi)
the relevant Transaction Documents will be validly authorised by, and will be validly executed and delivered by, each of the respective parties thereto, and will constitute valid and binding obligations of each of the parties thereto under all applicable laws;

(xii)	the relevant Securities will be validly executed, authenticated (if applicable) and delivered in accordance with the relevant Transaction Documents;

(xiii)	the Company will receive such amounts as are necessary to fully pay the nominal or principal value of the relevant Securities and any applicable premium; and

(xiv)
valid entries in the books and registers of the Company will be made of the relevant Securities in accordance with the Companies Act 2006, any applicable law, the Articles, and the relevant Transaction Documents;

(f)
that the information revealed by our search and enquiries of the public documents kept at Companies House in Cardiff, including an online search in respect of the Company on the Companies House Service, and our oral enquiry of the Central Registry of Winding up Petitions referred to in paragraph 7(a) below was accurate in all respects and has not since the time of such search or enquiry been altered; and

(g)
the words used in the Registration Statement bear their ordinary English meaning and there is no basis on which they could be interpreted otherwise than in accordance with the ordinary rules of English grammar and syntax.

Opinion

7.
On the basis of the assumptions set out above and subject to the qualifications set forth below and any matters not disclosed to us and having regard to such considerations of English law as we consider relevant, we are of the opinion that:

(a)	the Company has been incorporated and registered in England and Wales and:

(i)
our enquiry today of the public documents relating to the Company kept at Companies House in Cardiff, including an online search in respect of the Company on the Companies House Service, revealed no order or resolution for the winding up of the Company and no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator; and

(ii)
the Central Registry of Winding up Petitions has confirmed in response to our oral enquiry made today that no petition for the winding up of the Company has been presented within the period of six months covered by such enquiry; and

(b)	insofar as English law is concerned and provided that all future actions, authorisations and approvals as described in paragraph 6(e) above have been taken, obtained and/or complied with, then:

(i)
the Company will have the requisite legal authority and will have taken all necessary corporate action to authorise the issue of the relevant Securities and the execution, delivery and performance of the relevant Transaction Documents and Securities; and

(ii)
in the case of Ordinary Shares to be offered pursuant to the Registration Statement, such Ordinary Shares will be validly issued, fully paid and non-assessable (it being understood that the term “non-assessable” has no recognised meaning under English law, and for the purposes of this opinion means that, under the Companies Act 2006 (as amended), the Articles and any resolution taken under the Articles approving the issuance of the Ordinary Shares, no holder of such Ordinary Shares is liable, solely because of such holder’s status as a holder of such Ordinary Shares, for additional assessments or calls for further funds by the Company or any other person).

Qualifications

8.	The opinions set forth above are subject to the following qualifications:

(a)
the searches and enquiries of the public documents relating to the Company kept at Companies House in Cardiff, including an online search in respect of the Company on the Companies House Service, and our oral enquiry of the Central Registry of Winding up Petitions referred to in paragraph 7(a) above are not conclusively capable of revealing whether or not:

(i)	a winding up petition has been received or a winding up order has been made or a resolution passed for the winding up of the Company; or

(ii)	an administration order has been made in relation to the Company; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed in relation to the Company,

as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public file of the relevant company immediately. Those searches and enquiries are not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented nor would they reveal if insolvency proceedings have begun elsewhere;

(b)	if any agreement is entered into for a purpose prohibited by sections 678 and 679 of the Companies Act 2006, it will be void;

(c)
this opinion is subject to and may be limited by all applicable laws relating to bankruptcy, insolvency, administration, liquidation, reorganisation, moratorium or any analogous procedure and other laws of general application relating to or affecting the rights of creditors;

(d)	we express no opinion as to taxation matters; and

(e)	we express no opinion as to whether the Registration Statement contains all the information required by applicable law and/or regulation.

9.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  This opinion is expressed as of the date of this opinion unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours faithfully,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DT